                                                            Registration No.


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             UNION ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

            State of Missouri                                    43-0559760
 (State or other jurisdiction of incorporation                (I.R.S. Employer
             or organization)                                Identification No.)

                1901 Chouteau Avenue, St. Louis, Missouri  63103
         (Address, including zip code, of principal executive offices)

                             UNION ELECTRIC COMPANY
                        LONG-TERM INCENTIVE PLAN OF 1995
                            (Full title of the plan)

                    DONALD E. BRANDT, Senior Vice President
                          JAMES C. THOMPSON, Secretary
                1901 Chouteau Avenue, St. Louis, Missouri 63103
                                 (314) 621-3222

(Names, address, including zip code, and telephone number, including area code, of agents for service)


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                      Proposed            Proposed
                                                       maximum             maximum
                                        Amount        offering           aggregate            Amount of
      Title of securities               to be          price              offering           registration
      to be registered                 registered     per share*           price                fee
---------------------------------------------------------------------------------------------------------
Common Stock
  $5 par value, including
  related rights  . . . . . .       2,500,000 shares  $39.8125          $99,531,250            $34,321
---------------------------------------------------------------------------------------------------------

* Calculated in accordance with Rule 457(h) on the basis of the average of the high and low prices of registrant's Common Stock reported in the consolidated reporting system on November 13, 1995.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are incorporated in this registration statement by reference:

(a)     Registrant's Annual Report on Form 10-K for the year ended December 31,
1994.

(b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 (as amended by Forms 10-Q/A dated August 15, 1995 and September 7, 1995), and September 30, 1995.

(c)     Registrant's Current Report on Form 8-K dated June 12, 1995.

(d) The information under the caption "Description of Common Stock" in the Prospectus dated February 5, 1990, included in the Company's Registration Statement Form S-8, Registration No. 33-32971, filed pursuant to the Securities Act of 1933, as amended.

(e) Registrant's proxy material forming a part of the Ameren Incorporated Registration Statement on Form S-4 - Registration Statement No. 33-64165.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 4.    DESCRIPTION OF SECURITIES

        Not Applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The By-Laws of the Registrant provide that each person who now is or hereafter becomes a director or officer shall be indemnified by the Registrant to the maximum extent permitted by law against all judgments, expenses and settlements incurred in connection with any direct or third party civil action or any criminal claim against that person arising by reason of the fact that the person is or was serving as a director or officer of the Registrant; subject, however, to the statutory restriction that the Registrant cannot indemnify any person if that person's conduct is adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Partial indemnification, to the extent permitted by law and public policy, is permitted in instances where





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

full indemnification is not permitted. And, where full indemnification is prohibited, such person nevertheless shall have a right of contribution to the extent permitted by law and public policy in situations where said party is held jointly liable with the Registrant.

        The aforesaid right to indemnification is not exclusive of any other right to indemnification that such persons may be entitled under any contract or agreement. The Registrant has contracted with each director to provide indemnification to the maximum extent permitted by law and public policy for any and all expenses (including judgments, fines, attorneys' fees and amounts paid in settlement) incurred by said director in his capacity as a director.

        Section 351.355, RSMo., also provides for indemnification by a corporation of each director and officer in connection with any civil or criminal action unless said person's conduct is adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

        Subject to certain exceptions, the directors and officers of the Registrant are insured for loss up to $25,000,000 resulting from any claim or claims made against them, including claims arising under the Securities Act of 1933 and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as officers or directors, and the Registrant is identically insured to the extent that it shall have indemnified the directors and officers for such loss (subject to a deductible of $2,000,000 with respect to each loss). The premiums for such insurance are paid by the Registrant.


ITEM 7.    EXEMPTIONS FROM REGISTRATION CLAIMED

        Not Applicable.


ITEM 8.    EXHIBITS

  Exhibit No.


       23   Consent of Independent Accountants.


ITEM 9.    UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the





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

                    information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to
                    the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on the 17th day of November, 1995.

                                           UNION ELECTRIC COMPANY
                                                (Registrant)


                                           /s/ DONALD E. BRANDT
                                           ------------------------
                                               DONALD E. BRANDT
                                             Senior Vice President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date above indicated.



/s/ C. W. MUELLER                         /s/ RICHARD A. LIDDY
---------------------------------         --------------------------------
C. W. Mueller                             Richard A. Liddy, Director
President, Chief Executive Officer
and Director
(Principal Executive Officer)
                                          ----------------------------------
                                          John Peters MacCarthy, Director

/s/ DONALD E. BRANDT
---------------------------------
Donald E. Brandt                          /s/ PAUL L. MILLER, JR.
Senior Vice President                     ----------------------------------
(Principal Financial and                  Paul L. Miller, Jr., Director
Accounting Officer)
                                          /s/ ROBERT H. QUENON
                                          ----------------------------------
                                          Robert H. Quenon, Director
/s/ WILLIAM E. CORNELIUS
---------------------------------
William E. Cornelius, Director
                                          /s/ HARVEY SALIGMAN
                                          ----------------------------------
                                          Harvey Saligman, Director
/s/ THOMAS A. HAYS
---------------------------------
Thomas A. Hays, Director

                                          ----------------------------------
                                          Janet McAfee Weakley, Director
/s/ THOMAS H. JACOBSEN
---------------------------------
Thomas H. Jacobsen, Director





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                                 EXHIBIT INDEX

Exhibit          Description

  23             Consent of Independent Accountants.



              All Exhibits are filed electronically with Form S-8.





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